Exhibit 15.8

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated 27 March 2020 (except for Note 7, as to which the date is 22 March 2021), with respect to the consolidated financial statements of Rosneft Oil Company for the year ended 31 December 2019, included in Exhibit 99.1 of this Annual Report on Form 20-F of BP p.l.c. for the year ended 31 December 2020, in the following Registration Statements:

Registration Statements on Form F-3 (File Nos. 333-226485, 333-226485-01, and 333-226485-02) of BP p.l.c., BP Capital Markets p.l.c., and BP Capital Markets America Inc.; and the Registration Statements on Form S-8 (File Nos. 333-67206, 333-79399, 333-103924, 333-123482, 333-123483, 333-131583, 333-131584, 333-132619, 333-146868, 333-146870, 333-146873, 333-173136, 333-177423, 333-179406, 333-186462, 333-186463, 333-199015, 333-200794, 333-200795, 333-207188, 333-207189, 333-210316, 333-210318, and 333-253287) of BP p.l.c.

/s/ Ernst & Young LLC
Moscow, Russia
22 March 2021